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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

RE:  Bakers Footwear Group, Inc.

We have read the statements regarding the change of auditors that we understand Bakers Footwear Group, Inc. will include under "Change in Accountants" in the Form S-1 it will file. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in the disclosure.

Sincerely,


/s/ STONE CARLIE & COMPANY, L.L.C.
STONE CARLIE & COMPANY, L.L.C.

St. Louis, Missouri
April 15, 2002